UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 16, 2004

Matrix Service Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-18716	73-1352174
(Commission File Number)	(IRS Employer Identification No.)

10701 E. Ute Street Tulsa, Oklahoma	74116
(Address of Principal Executive Offices)	(Zip Code)

918-838-8822

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The Company will enter into a severance/change of control agreement in conjunction with the October 1, 2004 appointment of James P. Ryan to the position of Chief Operating Officer. A description of the material terms and conditions of the agreement is provided below in Item 5.02 “Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers” of this Form 8-K.

Item 5.02(c) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Matrix Service Company has grown significantly over the last few years while diversifying our service offerings and operating in a very dynamic and challenging environment for public companies. We have reached a size and complexity where we need an experienced operating officer dedicated to the support and development of our operating entities and personnel.

Effective October 1, 2004, James P. Ryan, age 49, will serve as the Chief Operating Officer (COO) of Matrix Service Company. Mr. Ryan has 23 years experience in the industrial construction and service industry and has been with Matrix Service Company since October 1999 in various capacities serving the last four years as the Vice President of Western Operations. Prior to joining Matrix, Mr. Ryan worked for various construction companies and provided independent consulting services to the power industry. Mr. Ryan graduated from Purdue University with a degree in Civil Engineering in 1979.

The Company will enter into a severance/change of control agreement with Mr. Ryan effective on October 1, 2004. In the event of Mr. Ryan’s termination for reasons other than “cause,” the Company will make a lump sum payment to Mr. Ryan in an amount equal to one year’s annual salary plus Mr. Ryan’s average bonus payment for the lesser of the previous three years or the number of full fiscal years Mr. Ryan has served in the COO position. The term “cause” is defined to mean:

•	a felony conviction or guilty or nolo contendre plea to a felony charge;

•	participation in a business which competes with the Company’s business without the Company’s consent;

•	gross and willful neglect of his responsibilities as COO; or

•	other offenses against the Company that are materially detrimental to the Company’s best interest.

In addition, in the event of a change of control, all of Mr. Ryan’s stock options will vest immediately. For a period of two years following a change of control and in the event of any “adverse personnel action,” Mr. Ryan may terminate his employment with the Company and receive the same severance pay described above. The term “adverse personnel action” includes:

•	involuntary termination;

•	reduction in base salary or incentive compensation opportunity;

•	material reduction in benefits or perquisites;

•	reassignment to a lower salaried position; and

•	a material reduction in Mr. Ryan’s responsibilities.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

10.1	Chief Operating Officer Severance Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matrix Service Company

Dated: September 16, 2004	By:	/s/ George L. Austin
George L. Austin
Chief Financial Officer and
Principal Accounting Officer